Exhibit 23.4

March 7, 2005

We consent to the inclusion in this registration statement on Form S-3 of our report dated February 1, 2005, on our audit of the financial statements of ZettaWorks, L.L.C. We also consent to the references to our firm under the caption “Experts.”

/s/ BKD, LLP